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                                                                    EXHIBIT 99.3

                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
                    DTC PARTICIPANT FROM BENEFICIAL OWNER OF

                   7 3/8% SENIOR SUBORDINATED NOTES DUE 2014
                   (CUSIP NUMBER 12541C AE 4 OR C2387X AC 7)

                                       OF

                           CHC HELICOPTER CORPORATION

To Registered Holder and/or DTC Participant:

        The undersigned hereby acknowledges receipt of the Prospectus dated October 13, 2005 (the "Prospectus") of CHC Helicopter Corporation, a corporation organized under the federal laws of Canada ("CHC"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute CHC's offer (the "Exchange Offer") to exchange 7 3/8% Senior Subordinated Notes due 2014 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act") for any and all of its outstanding
7 3/8% Senior Subordinated Notes due 2014 (the "Old Notes") that have not been registered under the Securities Act. Capitalized terms used but not defined in these instructions have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder and/or DTC participant, as to action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

        The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

        $ ________ of the 7 3/8% Senior Subordinated Notes due 2014.

        With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     [ ] TO TENDER the following aggregate principal amount of Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED, IF ANY):

        $ ________ of the 7 3/8% Senior Subordinated Notes due 2014;

     [ ] NOT TO TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized:

        (a) to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations and warranties that:

             (i) the undersigned's principal residence is in the state of (FILL IN STATE) ________________ ,

             (ii) the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes being tendered;

             (iii) when the Old Notes are accepted for exchange as contemplated in the Letter of Transmittal, CHC will acquire good and unencumbered title to such Old Notes, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer and adverse claims;

             (iv) the New Notes being acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned or of any other person receiving New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes;

             (v) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, has an
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        arrangement or understanding with any other person to participate in a distribution (within the meaning of the Securities Act) of the New
        Notes;

             (vi) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is an "affiliate," as that term is defined in Rule 405 under the Securities Act, of CHC or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

             (vii) if the undersigned is not a broker-dealer, neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is engaged in or intends to engage in, a distribution (within the meaning of the Securities Act) of the New Notes.

        If any of the foregoing representations and warranties are not true, then the undersigned is not eligible to participate in the Exchange Offer, cannot rely on the interpretations of the staff of the Securities and Exchange Commission in connection with the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the New Notes.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranty that if any of the undersigned or any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, and the acknowledgement that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes pursuant to the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

        (c) to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Old Notes.

                                   SIGN HERE

Name of Beneficial Owner(s): --------------------------------------------------

Signature(s): -----------------------------------------------------------------

Name (please print): -----------------------------------------------------------

Address: -----------------------------------------------------------------------

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Telephone Number: -------------------------------------------------------------

Taxpayer Identification or Social Security Number: -----------------------------

Date: -------------------------------------------------------------------------

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